EX 99.16

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned as trustees or officers of JACKSON VARIABLE SERIES TRUST, a Massachusetts business trust, which has filed or will file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and Investment Company Act of 1940, as amended, various Registration Statements on Form N-14 and amendments thereto for the registration under said Acts of the sale of shares of beneficial interest of Jackson Variable Series Trust, hereby constitute and appoint Susan S. Rhee and Emily J. Bennett, his attorney, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to approve and sign such Registration Statements on Form N-14 and any and all amendments thereto and to file the same, with all exhibits thereto and other documents, granting unto said attorneys, acting alone, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.  This instrument may be executed in one or more counterparts.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

IN WITNESS WHEREOF, the undersigned have herewith set their names as of the dates set forth below.

/s/ David W. Agostine	July 13, 2017
David W. Agostine
Trustee

/s/ Gregory P. Contillo	July 13, 2017
Gregory P. Contillo
Trustee

/s/ Dylan E. Taylor	July 13, 2017
Dylan E. Taylor
Trustee

/s/ Mark S. Wehrle	July 13, 2017
Mark S. Wehrle
Trustee

/s/ Scot T. Wetzel	July 13, 2017
Scot T. Wetzel
Trustee

/s/ Mark D. Nerud	July 13, 2017
Mark D. Nerud
Trustee, President, and Chief Executive
Officer (Principal Executive Officer)

/s/ Daniel W. Koors	July 13, 2017
Daniel W. Koors
Treasurer and Chief Financial
Officer (Principal Financial Officer)